Exhibit 99.2

FOR IMMEDIATE RELEASE

Investor Contact: Mark Warren (205) 298-3220

Media Contact: David Donaldson (205) 298-3220

VULCAN INCREASES QUARTERLY DIVIDEND ON COMMON STOCK

BIRMINGHAM, Ala., February 10, 2017 – The Board of Directors of Vulcan Materials Company (NYSE:VMC) today declared a quarterly cash dividend of twenty-five cents per share on its common stock. The dividend will be payable on March 10, 2017, to shareholders of record at the close of business on February 24, 2017.

Tom Hill, Chairman and Chief Executive Officer, said, “This 25% increase in the quarterly dividend reflects our 2016 financial performance, investment grade credit position, and confidence in continuing demand growth throughout our markets.”

Vulcan Materials Company, a member of the S&P 500 index, is the nation’s largest producer of construction aggregates and a major producer of other construction materials. For additional information see www.vulcanmaterials.com.

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